UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 2, 2016

AUDIOEYE, INC.

DELAWARE	333-17743	20-2939845
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5210 E. Williams Circle, Suite 750

Tucson, Arizona 85711

(Address of principal executive offices)

(866) 331-5324

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act of 1933 (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(e) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition

On August 2, 2016, AudioEye, Inc. (the “Company”) issued a press release reporting certain results of operations of the Company. A copy of the press release is furnished herewith as Exhibit 99.1.

The Company surpassed $1M ($1,153,572 YTD) in unaudited cash contract sales bookings for year-to-date 2016. Complete with a new management team and a fully productized set of service offerings for all sectors, the Company expanded its footprint in the federal government space and achieved significant traction in mid-to-large corporate entities in several key target market verticals across the U.S., including, but not limited to: Education, Retail, Restaurant/Food & Beverage, Banking & Finance, and Healthcare.

Non-GAAP Financial Measures

The Company has provided in this release information related to bookings that has not been prepared in accordance with GAAP. The Company uses this non-GAAP financial measure internally in analyzing its financial results and believes it is useful to investors, as a supplement to GAAP measures, in evaluating our ongoing operational performance.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Our use of non-GAAP financial measures may not be consistent with the presentations by similar companies in our industry.

Bookings are comprised of the total value of new customer contracts closed during a specified period, including license, maintenance, services, term license and subscription renewals, that we believe to be firm commitments to provide our software solutions and related services. Bookings by their nature are significantly based on estimates and judgments that we make regarding total contract values, and our bookings growth projections are not meant as a substitute measure for revenue in accordance with GAAP. The Company believes its annual bookings growth projection is useful to investors as an additional means to reflect the Company’s annual business performance.

These non-GAAP estimates are not measurements of financial performance prepared in accordance with GAAP, and the Company is unable to reconcile these forward-looking non-GAAP financial measures to their directly comparable GAAP financial measures because the information described above which is needed to complete a reconciliation is unavailable at this time without unreasonable effort.

Item 8.01	Other Events

On August 2, 2016, the Company announced that it reached an agreement in principle to settle the consolidated securities class action lawsuit pending in the United States District Court for the District of Arizona, titled In re AudioEye, Inc. Sec. Litig. The consolidated case was brought against the Company and two former officers following the restatement of the Company’s 2015 quarterly financial statements. The agreement was reached in connection with a voluntary mediation led by Bob Meyer, a mediator with JAMS in Los Angeles.

The settlement agreement is subject to definitive documentation, shareholder notice, and court approval. The terms of the agreement include a settlement payment to the class of $1,525,000 from the Company’s insurer, with no admission of liability by any party.

Item 9.01	Exhibits

Exhibit 99.1 Press Release dated August 2, 2016.

The information furnished in this Current Report under Item 2.02, Item 8.01 and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities of Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 2, 2016		AUDIOEYE, INC.

	By:	/s/ Todd Bankofier
Todd Bankofier, Chief Executive Officer

INDEX TO EXHIBITS

Exhibits	Description
99.1	Press Release dated August 2, 2016